EXHIBIT 10.5

MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING

(Illinois)

MADE BY

CHP II RIVERVIEW FL OWNER, LLC and

CHP II RIVERVIEW FL TENANT, LLC,

as Mortgagor

to

FLORIDA COMMUNITY BANK, N.A.

as Mortgagee

___________________________

Dated: August 31, 2018

PREPARED BY AND UPON RECORDATION RETURN TO:

GrayRobinson, P.A.

301 East Pine Street, Suite 1400

Orlando, Florida 32801

Attention:  Truong M. Nguyen, Esq.

NOTE TO CLERK:  ALL DOCUMENTARY STAMP TAXES DUE AND PAYABLE IN CONNECTION WITH THE INDEBTEDNESS SECURED BY THIS MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (“MORTGAGE”) IN THE AMOUNT OF $17,500.00 AND FLORIDA NON-RECURRING INTANGIBLES TAX DUE AND PAYABLE IN CONNECTION WITH THE RECORDATION OF THIS MORTGAGE IN THE AMOUNT OF $10,000.00 SHALL BE PAID UPON THE RECORDATION OF THIS MORTGAGE IN THE PUBLIC RECORDS OF HILLSBOROUGH COUNTY, FLORIDA.

MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING

(Illinois)

THIS MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Mortgage”) is executed as of August 31, 2018 by CHP II RIVERVIEW FL OWNER, LLC, a Delaware limited liability company and CHP II RIVERVIEW FL TENANT, LLC, a Delaware limited liability company (jointly and severally, individually, each and/or collectively, the “Mortgagor”) whose address is 450 South Orange Avenue, Orlando, Florida 32801, in favor of FLORIDA COMMUNITY BANK, N.A., a national banking association, its successors and assigns (“Mortgagee”), whose address is 369 N. New York Avenue, Winter Park, Florida  32789.

1.Grant and Secured Obligations.

1.1Grant.  For the purpose of securing payment and performance of the Secured Obligations defined and described in Section 1.2 below, Mortgagor hereby irrevocably and unconditionally grants, bargains, sells, conveys, mortgages and warrants to Mortgagee, with right of entry and possession, all estate, right, title and interest which Mortgagor now has or may later acquire in and to the following property (all or any part of such property, or any interest in all or any part of it, as the context may require, the “Property”):

(a)the real property described on Exhibit "A" attached hereto and made a part hereof, together with all existing and future easements and rights affording access to it (the “Premises”); together with

(b)All buildings, structures and improvements now located or later to be constructed on the Premises (the “Improvements”); together with

(c)All existing and future appurtenances, privileges, easements, franchises and tenements of the Premises, including all minerals, oil, gas, other hydrocarbons and associated substances, sulphur, nitrogen, carbon dioxide, helium and other commercially valuable substances which may be in, under or produced from any part of the Premises, all development rights and credits, air rights, water, water rights (whether riparian, appropriative or otherwise, and whether or not appurtenant) and water stock, and any Premises lying in the streets, roads or avenues, open or proposed, in front of or adjoining the Premises and Improvements; together with

(d)All existing and future leases, subleases, subtenancies, licenses, occupancy agreements and concessions (“leases”) relating to the use and enjoyment of all or any part of the Premises and Improvements, and any and all guaranties and other agreements relating to or made in connection with any of such leases; together with

(e)All real property and improvements on it, and all appurtenances and other property and interests of any kind or character, whether described in Exhibit A or not, which may be reasonably necessary or desirable to promote the present and any reasonable future beneficial use and enjoyment of the Premises and Improvements; together with

(f)All goods, materials, supplies, chattels, furniture, fixtures, equipment and machinery now or later to be attached to, placed in or on, or used in connection with the use, enjoyment, occupancy or operation of all or any part of the Premises and Improvements, whether stored on the Premises or elsewhere, including all pumping plants, engines, pipes, ditches and flumes, and also all gas, electric, cooking, heating, cooling, air conditioning, lighting, refrigeration and plumbing fixtures and equipment, all of which shall be considered to the fullest extent of the law to be real property for purposes of this Mortgage and any manufacturer’s warranties with respect thereto; together with

(g)All building materials, equipment, work in process or other personal property of any kind, whether stored on the Premises or elsewhere, which have been or later will be acquired for the purpose of being delivered to, incorporated into or installed in or about the Premises or Improvements; together with

(h)All of Mortgagor’s interest in and to all operating accounts, the Loan funds, whether disbursed or not, any reserves, and any other bank accounts of Mortgagor; together with

(i)All rights to the payment of money, accounts, accounts receivable, reserves, deferred payments, refunds, cost savings, payments and deposits, whether now or later to be received from third parties (including all earnest money sales deposits) or deposited by Mortgagor with third parties (including all utility deposits), contract rights, development and use rights, governmental permits and licenses, applications, architectural and engineering plans, specifications and drawings, as‑built drawings, chattel paper, instruments, documents, notes, drafts and letters of credit (other than letters of credit in favor of Mortgagee), which arise from or relate to construction on the Premises or to any business now or later to be conducted on it, or to the Premises and Improvements generally and any builder’s or manufacturer’s warranties with respect thereto; together with

(j)All insurance policies pertaining to the Premises and all proceeds, including all claims to and demands for them, of the voluntary or involuntary conversion of any of the Premises, Improvements or the other property described above into cash or liquidated claims, including proceeds of all present and future fire, hazard or casualty insurance policies and all condemnation awards or payments now or later to be made by any public body or decree by any court of competent jurisdiction for any taking or in connection with any condemnation or eminent domain proceeding, and all causes of action and their proceeds for any damage or injury to the Premises, Improvements or the other property described above or any part of them, or breach of warranty in connection with the construction of any improvements, including causes of action arising in tort, contract, fraud or concealment of a material fact; together with

(k)All books and records pertaining to any and all of the property described above, including computer‑readable memory and any computer hardware or software necessary to access and process such memory (“Books and Records”); together with

(l)All proceeds of, additions and accretions to, substitutions and replacements for, and changes in any of the property described above.

Capitalized terms used above and elsewhere in this Mortgage without definition have the meanings given them in the Loan Agreement referred to in Subsection 1.2(a)(iii) below.

1.2Secured Obligations.

(a)Mortgagor makes the grant, conveyance, and mortgage set forth in Section 1.1 above, and grants the security interest set forth in Section 3 below for the purpose of securing the following obligations (the “Secured Obligations”) in any order of priority that Mortgagee may choose:

(i)Payment of all obligations at any time owing under a Promissory Note executed of even date herewith by Mortgagor in favor of Mortgagee and in the stated principal amount of $5,000,000.00 (the “Note”); and

(ii)Payment and performance of all obligations of Mortgagor under this Mortgage; and

(iii)Payment and performance of all obligations of Mortgagor under a Loan Agreement bearing even date herewith between Mortgagor as “Borrower” and Mortgagee as “Lender” (together with all amendments, modifications, renewals or extensions thereto, the “Loan Agreement”); and

(iv)Payment and performance of any obligations of Mortgagor under any Loan Documents which are executed by Mortgagor; and

(v)Payment and performance of all future advances and other obligations that Mortgagor or any successor in ownership of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Mortgagee, when a writing evidences the parties’ agreement that the advance or obligation be secured by this Mortgage; and

(vi)Payment and performance of all obligations of Mortgagor arising under any Interest Rate Agreements.  "Interest Rate Agreements" shall mean an interest rate hedging program through the purchase by Mortgagor from Mortgagee of an interest rate swap, cap, or such other interest rate protection product with respect to the Note; and

(vii)Payment and/or performance of every obligation of Mortgagor under any and all documents evidencing or otherwise governing any individual Letters of Credit issued by Mortgagee and outstanding thereunder or reimbursement agreements executed in connection therewith, including Mortgagor’s obligation to immediately repay any draws on any such Letter of Credit; and

(viii)Payment and performance of all modifications, amendments, extensions, and renewals, however evidenced, of any of the Secured Obligations.

(b)All persons who may have or acquire an interest in all or any part of the Property will be considered to have notice of, and will be bound by, the terms of the Secured Obligations and each other agreement or instrument made or entered into in connection with each of the Secured Obligations.  Such terms include any provisions in the Note or the Loan Agreement which permit borrowing, repayment and reborrowing, or which provide that the interest rate on one or more of the Secured Obligations may vary from time to time.

2.Assignment of Rents.

2.1Assignment.  Mortgagor hereby irrevocably, absolutely, presently and unconditionally assigns to Mortgagee all rents, royalties, issues, profits, revenue, income, accounts, proceeds and other benefits of the Property, whether now due, past due or to become due, including all prepaid rents and security deposits (some or all collectively, as the context may require, “Rents”).

2.2Grant of License.  Mortgagee hereby confers upon Mortgagor a license (“License”) to collect and retain the Rents as they become due and payable, so long as no Event of Default, as defined in Section 6.2 below, shall exist and be continuing.  If an Event of Default has occurred and is continuing, Mortgagee shall have the right, which it may choose to exercise in its sole discretion, to terminate this License without notice to or demand upon Mortgagor, and without regard to the adequacy of Mortgagee’s security under this Mortgage.

2.3Collection and Application of Rents.  Subject to the License granted to Mortgagor under Section 2.2 above, Mortgagee has the right, power and authority to collect any and all Rents after an Event of Default by Mortgagor.  Mortgagor hereby appoints Mortgagee its attorney‑in‑fact to perform any and all of the following acts, if and at the times when Mortgagee in its sole discretion may so choose:

(a)Demand, receive and enforce payment of any and all Rents; or

(b)Give receipts, releases and satisfactions for any and all Rents; or

(c)Sue either in the name of Mortgagor or in the name of Mortgagee for any and all Rents.

Mortgagee and Mortgagor agree that the mere recordation of the assignment granted herein entitles Mortgagee immediately to collect and receive rents upon the occurrence of an Event of Default, as defined in Section 6.2, without first taking any acts of enforcement under applicable law, such as, but not limited to, providing notice to Mortgagor, filing foreclosure proceedings, or seeking and/or obtaining the appointment of a receiver.  Further, Mortgagee’s right to the Rents does not depend on whether or not Mortgagee takes possession of the Property as permitted under Subsection 6.3(c).  In Mortgagee’s sole discretion, Mortgagee may choose to collect Rents either with or without taking possession of the Property.  Mortgagee shall apply all Rents collected by it in the manner provided under Section 6.6.  If an Event of Default occurs while Mortgagee is in possession of all or part of the Property and is collecting and applying Rents as permitted under this Mortgage, Mortgagee and any receiver shall  nevertheless be entitled to exercise and invoke every right and remedy afforded any of them under this Mortgage and at law or in equity.

2.4Mortgagee Not Responsible.  Under no circumstances shall Mortgagee have any duty to produce Rents from the Property.  Regardless of whether or not Mortgagee, in person or by agent, takes actual possession of the Premises and Improvements, unless Mortgagee agrees in writing to the contrary, Mortgagee is not and shall not be deemed to be:

(a)A “mortgagee in possession” for any purpose; or

(b)Responsible for performing any of the obligations of the lessor under any lease; or

(c)Responsible for any waste committed by lessees or any other parties, any dangerous or defective condition of the Property, or any negligence in the management, upkeep, repair or control of the Property; or

(d)Liable in any manner for the Property or the use, occupancy, enjoyment or operation of all or any part of it.

3.Grant of Security Interest.

3.1Security Agreement.  The parties intend for this Mortgage to create a lien on the Property, and an absolute assignment of the Rents, all in favor of Mortgagee.  The parties acknowledge that some of the Property and some or all of the Rents may be determined under applicable law to be personal property or fixtures.  To the extent that any Property or Rents may be or be determined to be personal property, Mortgagor as debtor hereby grants Mortgagee as secured party a security interest in all such Property and Rents, to secure payment and performance of the Secured Obligations.  This Mortgage constitutes a security agreement under the Uniform Commercial Code of the State in which the Property is located, covering all such Property and Rents.

3.2Financing Statements.  Mortgagor hereby authorizes Mortgagee to file one or more financing statements.  In addition, Mortgagor shall execute such other documents as Mortgagee may from time to time require to perfect or continue the perfection of Mortgagee’s security interest in any Property or Rents.  As provided in Section 5.9 below, Mortgagor shall pay all fees and costs that Mortgagee may incur in filing such documents in public offices and in obtaining such record searches as Mortgagee may reasonably require.  In case Mortgagor fails to execute any financing statements or other documents for the perfection or continuation of any security interest, Mortgagor hereby appoints Mortgagee as its true and lawful attorney‑in‑fact to execute any such documents on its behalf.  If any financing statement or other document is filed in the records normally pertaining to personal property, that filing shall never be construed as in any way derogating from or impairing this Mortgage or the rights or obligations of the parties under it.

4.Fixture Filing.

This Mortgage constitutes a financing statement filed as a fixture filing under Article 9 of the Uniform Commercial Code in the State in which the Property is located, as amended or recodified from time to time, covering any Property which now is or later may become fixtures attached to the Premises or Improvements.  For this purpose, the respective addresses of Mortgagor, as debtor, and Mortgagee, as secured party, are as set forth in the preambles of this Mortgage.

5.Rights and Duties of the Parties.

5.1Representations and Warranties.  Mortgagor represents and warrants that:

(a)Mortgagor lawfully, possesses and holds fee simple title to all of the Premises and Improvements;

(b)Mortgagor has or will have good title to all Property;

(c)Mortgagor has the full and unlimited power, right and authority to encumber the Property and assign the Rents;

(d)This Mortgage creates a first and prior lien on the Property;

(e)The Property includes all property and rights which may be reasonably necessary or desirable to promote the  present and any reasonable future beneficial use and enjoyment of the Premises and Improvements;

(f)Mortgagor owns any Property which is personal property free and clear of any security agreements, reservations of title or conditional sales contracts, and there is no financing statement affecting such personal property on file in any public office; and

(g)Mortgagor’s place of business, or its chief executive office if it has more than one place of business, is located at the address specified below.

5.2Taxes, and Assessments.  Mortgagor shall pay prior to delinquency all taxes, levies, charges and assessments, in accordance with Section 8.1(b) of the Loan Agreement.

5.3Performance of Secured Obligations.  Mortgagor shall promptly pay and perform each Secured Obligation in accordance with its terms.

5.4Liens, Charges and Encumbrances.  Mortgagor shall immediately discharge any lien on the Property which Mortgagee has not consented to in writing in accordance with the terms of Section 8.1(p) of the Loan Agreement.

5.5Damages and Insurance and Condemnation Proceeds.  In the event of any casualty or condemnation of the Property, the provisions of Article 9 of the Loan Agreement shall govern.

5.6Maintenance and Preservation of Property.

(a)Mortgagor shall insure the Property as required by the Loan Agreement and keep the Property in good condition and repair.

(b)Mortgagor shall not remove or demolish the Property or any part of it, or alter, restore or add to the Property, or initiate or allow any change or variance in any zoning or other Premises use classification which affects the Property or any part of it, except as permitted or required by the Loan Agreement or with Mortgagee’s express prior written consent in each instance.

(c)If all or part of the Property becomes damaged or destroyed, Mortgagor shall promptly and completely repair and/or restore the Property in a good and workmanlike manner in accordance with sound building practices, provided Mortgagee disburses Proceeds or other sums to pay costs of the work of repair or reconstruction under Article 9 of the Loan Agreement.

(d)Mortgagor shall not commit or allow any act upon or use of the Property which would violate:  (i) any applicable Laws or order of any Governmental Authority, whether now existing or later to be enacted and whether foreseen or unforeseen; or (ii) any public or private covenant, condition, restriction or equitable servitude affecting the Property.  Mortgagor shall not bring or keep any article on the Property or cause or allow any condition to exist on it, if that could invalidate or would be prohibited by any insurance coverage required to be maintained by Mortgagor on the Property or any part of it under the Loan Agreement.

(e)Mortgagor shall not commit or allow waste of the Property, including those acts or omissions characterized under the Loan Agreement as waste which arises out of Hazardous Material.

(f)Mortgagor shall perform all other acts which from the character or use of the Property may be reasonably necessary to maintain and preserve its value.

5.7Releases, Extensions, Modifications and Additional Security.  From time to time, Mortgagee may perform any of the following acts without incurring any liability or giving notice to any person:

(a)Release any person liable for payment of any Secured Obligation;

(b)Extend the time for payment, or otherwise alter the terms of payment, of any Secured Obligation;

(c)Accept additional real or personal property of any kind as security for any Secured Obligation, whether evidenced by deeds of trust, mortgages, security agreements or any other instruments of security;

(d)Alter, substitute or release any property securing the Secured Obligations;

(e)Consent to the making of any plat or map of the Property or any part of it;

(f)Join in granting any easement or creating any restriction affecting the Property; or

(g)Join in any subordination or other agreement affecting this Mortgage or the lien of it; or

(h) Release the Property or any part of it.

5.8Release.  When all of the Secured Obligations have been paid in full and all fees and other sums owed by Mortgagor under Section 5.9 of this Mortgage and the other Loan Documents have been received, Mortgagee shall release this Mortgage, the lien created thereby, and all notes and instruments evidencing the Secured Obligations.  Mortgagor shall pay any costs of recordation of such release.

5.9Compensation, Exculpation, Indemnification.

(a)Mortgagor agrees to pay reasonable third party fees as may be charged by Mortgagee when the law provides no maximum limit, for any services that Mortgagee may render to Mortgagor in connection with this Mortgage, including Mortgagee’s providing a statement of the Secured Obligations.  Mortgagor shall also pay or reimburse all of Mortgagee’s third party costs and expenses which may be incurred in rendering any such services.  Mortgagor further agrees to pay or reimburse Mortgagee for all reasonable costs, expenses and other advances which may be incurred or made by Mortgagee in any efforts to enforce any terms of this Mortgage, including any rights or remedies afforded to Mortgagee under Section 6.3, whether any lawsuit is filed or not, or in defending any action or proceeding arising under or relating to this Mortgage, including attorneys’ fees and other legal costs, costs of any Foreclosure Sale (as defined in Subsection 6.3(i) below) and any cost of evidence of title.  If Mortgagee chooses to dispose of Property through more than one Foreclosure Sale, Mortgagor shall pay all reasonable costs, expenses or other advances that may be incurred or made by Mortgagee in each of such Foreclosure Sales.  In any suit to foreclose the lien hereof or enforce any other remedy of Mortgagee under this Mortgage or the Note, there shall be allowed and included as additional indebtedness in the decree for sale or other judgment or decree all expenditures and expenses which may be paid or incurred by or on behalf of Mortgagee for reasonable attorneys’ costs and fees (including the costs and fees of paralegals), survey charges, appraiser’s fees, inspecting engineer’s and/or architect’s fees, fees for environmental studies and assessments and all additional expenses incurred by Mortgagee with respect to environmental matters, outlays for documentary and expert evidence, stenographers’ charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, and similar data and assurances with respect to title as Mortgagee may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition  of the title to, the value of or the environmental condition of the Property.  All expenditures and expenses of the nature in this Subsection mentioned, and such expenses and fees as may be incurred in the protection of the Property and maintenance of the lien of this Mortgage, including the fees of any attorney (including the costs and fees of paralegals) employed by Mortgagee in any litigation or proceeding affecting this Mortgage, the Note or the Property, including probate and bankruptcy proceedings, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding, shall be immediately due and payable by Mortgagor, with interest thereon at the Default Rate and shall be secured by this Mortgage.

(b)Mortgagee shall not be directly or indirectly liable to Mortgagor or any other person as a consequence of any of the following:

(i)Mortgagee’s exercise of or failure to exercise any rights, remedies or powers granted to Mortgagee in this Mortgage;

(ii)Mortgagee’s failure or refusal to perform or discharge any obligation or liability of Mortgagor under any agreement related to the Property or under this Mortgage; or

(iii)Any loss sustained by Mortgagor or any third party resulting from Mortgagee’s failure to lease the Property, or from any other act or omission of Mortgagee in managing the Property, after an Event of Default, unless the loss is caused by the willful misconduct and bad faith of Mortgagee.

Mortgagor hereby expressly waives and releases all liability of the types described above, and agrees that no such liability shall be asserted against or imposed upon Mortgagee.

(c)Mortgagor agrees to indemnify Mortgagee against and hold it harmless from all losses, damages, liabilities, claims, causes of action, judgments, court costs, attorneys’ fees and other legal expenses, cost of evidence of title, cost of evidence of value, and other costs and expenses which it may suffer or incur:

(i)In performing any act required or permitted by this Mortgage or any of the other Loan Documents or by law;

(ii)Because of any failure of Mortgagor to perform any of its obligations; or

(iii)Because of any alleged obligation of or undertaking by Mortgagee to perform or discharge any of the representations, warranties, conditions, covenants or other obligations in any document relating to the Property other than the Loan Documents.

(d)Mortgagor shall pay all obligations to pay money arising under this Section 5.9 immediately upon demand by Mortgagee.  Each such obligation shall be added to, and considered to be part of, the principal of the Note, and shall bear interest from the date the obligation arises at the Default Rate (as defined in the Note).

5.10Defense and Notice of Claims and Actions.  At Mortgagor’s sole expense, Mortgagor shall protect, preserve and defend the Property and title to and right of possession of the Property, and the security of this Mortgage and the rights and powers of Mortgagee created under it, against all adverse claims.  Mortgagor shall give Mortgagee prompt notice in writing if any claim is asserted which does or could affect any such matters, or if any action or proceeding is commenced which alleges or relates to any such claim.

5.11Subrogation.  Mortgagee shall be subrogated to the liens of all encumbrances, whether released of record or not, which are discharged in whole or in part by Mortgagee in accordance with this Mortgage or with the proceeds of any loan secured by this Mortgage.

5.12Site Visits, Observation and Testing.  Subject to the rights of tenants and residents at the Property, Mortgagee and its agents and representatives shall have the right at any reasonable time to enter and visit the Property for the purpose of performing appraisals, observing the Property, taking and removing soil or groundwater samples, and conducting tests on any part of the Property.  Mortgagee has no duty, however, to visit or observe the Property or to conduct tests, and no site visit, observation or testing by Mortgagee, its agents or representatives shall impose any liability on any of Mortgagee, its agents or representatives other than as a result of their gross negligence or willful misconduct.  In no event shall any site visit, observation or testing by Mortgagee, its agents or representatives be a representation that Hazardous Material are or are not present in, on or under the Property, or that there has been or shall be compliance with any law, regulation or ordinance pertaining to Hazardous Material or any other applicable governmental law.  Neither Mortgagor nor any other party is entitled to rely on any site visit, observation or testing by any of Mortgagee, its agents or representatives.  Neither Mortgagee nor its agents or representatives owe any duty of care to protect Mortgagor or any other party against, or to inform Mortgagor or any other party of, any Hazardous Material or any other adverse condition affecting the Property.  Mortgagee shall give Mortgagor reasonable notice (not less than 48 hours) before entering the Property.  Mortgagee shall make reasonable efforts to avoid interfering with Mortgagor’s use of the Property in exercising any rights provided in this Section 5.12.

5.13Notice of Change.  Mortgagor shall give Mortgagee prior written notice of any change in:  (a) the location of its place of business or its chief executive office if it has more than one place of business; (b) the location of any of the Property, including the Books and Records; and (c) Mortgagor’s name or business structure.  Unless otherwise approved by Mortgagee in writing, all Property that consists of personal property (other than the Books and Records) will be located on the Premises and all Books and Records will be located at Mortgagor’s place of business or chief executive office if Mortgagor has more than one place of business.

6.Accelerating Transfers, Default and Remedies.

6.1Accelerating Transfers.

(a)“Accelerating Transfer” means any Transfer not expressly permitted by the Loan Agreement.

(b)Mortgagor acknowledges that Mortgagee is making one or more advances under the Loan Agreement in reliance on the expertise, skill and experience of Mortgagor; thus, the Secured Obligations include material elements similar in nature to a personal service contract.  In consideration of Mortgagee’s reliance, Mortgagor agrees that Mortgagor shall not make any Accelerating Transfer, unless the transfer is preceded by Mortgagee’s express written consent to the particular transaction and transferee.  Mortgagee may withhold such consent in its sole discretion.  If any Accelerating Transfer occurs, Mortgagee in its sole discretion may declare all of the Secured Obligations to be immediately due and payable, and Mortgagee may invoke any rights and remedies provided by Section 6.3 of this Mortgage.

6.2Events of Default.  Mortgagor will be in default under this Mortgage upon the occurrence of any one or more of the following events (some or all collectively, “Events of Default;” any one singly, an “Event of Default”).

(a)Failure of Mortgagor (i) (x) to pay the final payment of the Loan due on the Maturity Date (defined in the Note), (y) to pay any principal or interest on the Loan (other than to pay the final payment due on the Maturity Date) within ten (10) days after the date when due, or (z) to observe or perform any of the other covenants or conditions by Mortgagor to be performed under the terms of this Mortgage or any of the other Loan Documents concerning the payment of money for a period of ten (10) days after written notice from Mortgagee that the same is due and payable; or (ii) for a period of thirty (30) days after written notice from Mortgagee, to observe or perform any non-monetary covenant or condition contained in this Mortgage or any of the other Loan Documents; provided that if any such failure concerning a non-monetary covenant or condition is susceptible to cure but cannot reasonably be cured within said thirty (30) day period, then Mortgagor shall have an additional sixty (60) day period to cure such failure and no Event of Default shall be deemed to exist hereunder so long as (x) Mortgagor commences such cure within the initial thirty (30) day period and diligently and in good faith pursues such cure to completion within such resulting ninety (90) day period from the date of Mortgagee’s notice, and (y) the existence of such uncured default will not result in any tenant under a Lease having the right to terminate such Lease due to such uncured default; and provided further that if a different notice or grace period is specified under Article 12 of the Loan Agreement (or elsewhere in this Mortgage or the Loan Agreement) in which such particular breach will become an Event of Default, the specific provision shall control; or

(b)An “Event of Default” occurs under the Loan Agreement or any other Loan Document.

6.3Remedies.  At any time after the occurrence and during the continuance of an Event of Default, Mortgagee shall be entitled to invoke any and all of the rights and remedies described below, in addition to all other rights and remedies available to Mortgagee at law or in equity.  All of such rights and remedies shall be cumulative, and the exercise of any one or more of them shall not constitute an election of remedies.

(a)Acceleration.  Mortgagee may declare any or all of the Secured Obligations to be due and payable immediately.

(b)Receiver.  Mortgagee shall, as a matter of right, without notice and without giving bond to Mortgagor or anyone claiming by, under or through Mortgagor, and without regard for the solvency or insolvency of Mortgagor or the then value of the Property, to the extent permitted by applicable law, be entitled to have a receiver appointed for all or any part of the Property and the Rents, and the proceeds, issues and profits thereof, with the rights and powers referenced below and such other rights and powers as the court making such appointment shall confer, and Mortgagor hereby consents to the appointment of such receiver and shall not oppose any such appointment.  Such receiver shall have all powers and duties prescribed by applicable law, all other powers which are necessary or usual in such cases for the protection, possession, control, management and operation of the Property, and such rights and powers as Mortgagee would have, upon entering and taking possession of the Property under subsection (c) below.

(c)Entry.  Mortgagee, in person, by agent or by court-appointed receiver, may enter, take possession of, manage and operate all or any part of the Property, and may also do any and all other things in connection with those actions that Mortgagee may in its sole discretion consider necessary and appropriate to protect the security of  this Mortgage.  Such other things may include:  taking and possessing all of Mortgagor’s or the then owner’s Books and Records; entering into, enforcing, modifying or canceling leases on such terms and conditions as Mortgagee may consider proper; obtaining and evicting tenants;

fixing or modifying Rents; collecting and receiving any payment of money owing to Mortgagee; completing any unfinished construction; and/or contracting for and making repairs and alterations.  If Mortgagee so requests, Mortgagor shall assemble all of the Property that has been removed from the Premises and make all of it available to Mortgagee at the site of the Premises.  Mortgagor hereby irrevocably constitutes and appoints Mortgagee as Mortgagor’s attorney-in-fact to perform such acts and execute such documents as Mortgagee in its sole discretion may consider to be appropriate in connection with taking these measures, including endorsement of Mortgagor’s name on any instruments.

(d)Cure; Protection of Security.   Mortgagee may cure any breach or default of Mortgagor, and if it chooses to do so in connection with any such cure, Mortgagee may also enter the Property and/or do any and all other things which it may in its reasonable discretion consider necessary and appropriate to protect the security of this Mortgage, including, without limitation, completing construction of any improvements at the Property.  Such other things may include: appearing in and/or defending any action or proceeding which purports to affect the security of, or the rights or powers of Mortgagee under, this Mortgage; paying, purchasing, contesting or compromising any encumbrance, charge, lien or claim of lien which in Mortgagee’s sole judgment is or may be senior in priority to this Mortgage, such judgment of Mortgagee or to be conclusive as among the parties to this Mortgage; obtaining insurance and/or paying any premiums or charges for insurance required to be carried under the Loan Agreement; otherwise caring for and protecting any and all of the Property; and/or employing counsel, accountants, contractors and other appropriate persons to assist Mortgagee.  Mortgagee may take any of the actions permitted under this Subsection 6.3(d) either with or without giving notice to any person.  Any amounts expended by Mortgagee under this Subsection 6.3(d) shall be secured by this Mortgage.

(e)Uniform Commercial Code Remedies.  Mortgagee may exercise any or all of the remedies granted to a secured party under the Uniform Commercial Code in the State in which the Property is located.

(f)Foreclosure; Lawsuits.  Mortgagee shall have the right, in one or several concurrent or consecutive proceedings, to foreclose the lien hereof upon the Property or any part thereof, for the Secured Obligations, or any part thereof, by any proceedings appropriate under applicable law.  Mortgagee or its nominee may bid and become the purchaser of all or any part of the Property at any foreclosure or other sale hereunder, and the amount of Mortgagee’s successful bid shall be credited on the Secured Obligations.  Without limiting the foregoing, Mortgagee may proceed by a suit or suits in law or equity, whether for specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure under the judgment or decree of any court of competent jurisdiction.  In addition to the right provided in Subsection 6.3(a), upon, or at any time after the filing of a complaint to foreclose this Mortgage, Mortgagee shall be entitled to the appointment of a receiver of the Property by the court in which such complaint is filed, and Mortgagor hereby consents to such appointment.

(g)Other Remedies.  Mortgagee may exercise all rights and remedies contained in any other instrument, document, agreement or other writing heretofore, concurrently or in the future executed by Mortgagor or any other person or entity in favor of Mortgagee in connection with the Secured Obligations or any part thereof, without prejudice to the right of Mortgagee thereafter to enforce any appropriate remedy against Mortgagor.  Mortgagee shall have the right to pursue all remedies afforded to a mortgagee under applicable law, and shall have the benefit of all of the provisions of such applicable law, including all amendments thereto which may become effective from time to time after the date hereof.

(h)Sale of Personal Property.  Mortgagee shall have the discretionary right to cause some or all of the Property, which constitutes personal property, to be sold or otherwise disposed of in any combination and in any manner permitted by applicable law.

(i)For purposes of this power of sale, Mortgagee may elect to treat as personal property any Property which is intangible or which can be severed from the Premises or Improvements without causing structural damage.  If it chooses to do so, Mortgagee may dispose of any personal property, in any manner permitted by Article 9 of the Uniform Commercial Code of the State in which the Property is located, including any public or private sale, or in any manner permitted by any other applicable law.

(ii)In connection with any sale or other disposition of such Property, Mortgagor agrees that the following procedures constitute a commercially reasonable sale:  Mortgagee shall mail written notice of the sale to Mortgagor not later than thirty (30) days prior to such sale.  Mortgagee will publish notice of the sale in a local daily newspaper of general circulation.  Upon receipt of any written request, Mortgagee will make the Property available to any bona fide prospective purchaser for inspection during reasonable business hours.  Notwithstanding, Mortgagee shall be under no obligation to consummate a sale if, in its judgment, none of the offers received by it equals the fair value of the Property offered for sale.  The foregoing procedures do not constitute the only procedures that may be commercially reasonable.

(i)Single or Multiple Foreclosure Sales.  If the Property consists of more than one lot, parcel or item of property,  Mortgagee may:

(i)Designate the order in which the lots, parcels and/or items shall be sold or disposed of or offered for sale or disposition; and

(ii)Elect to dispose of the lots, parcels and/or items through a single consolidated sale or disposition to be held or made under or in connection with judicial proceedings, or by virtue of a judgment and decree of foreclosure and sale; or through two or more such sales or dispositions; or in any other manner Mortgagee may deem to be in its best interests (any such sale or disposition, a “Foreclosure Sale;” and any two or more, “Foreclosure Sales”).

If Mortgagee chooses to have more than one Foreclosure Sale, Mortgagee at its option may cause the Foreclosure Sales to be held simultaneously or successively, on the same day, or on such different days and at such different times and in such order as Mortgagee may deem to be in its best interests.  No Foreclosure Sale shall terminate or affect the liens of this Mortgage on any part of the Property which has not been sold, until all of the Secured Obligations have been paid in full.

6.4Credit Bids.  At any Foreclosure Sale, any person, including Mortgagor or Mortgagee, may bid for and acquire the Property or any part of it to the extent permitted by then applicable law.  Instead of paying cash for such property, Mortgagee may settle for the purchase price by crediting the sales price of the property against the foreclosure judgment.

6.5Application of Foreclosure Sale Proceeds.  Mortgagee shall apply the proceeds of any Foreclosure Sale against the foreclosure judgment.

6.6Application of Rents and Other Sums.  Mortgagee shall apply any and all Rents collected by it, and any and all sums other than proceeds of a Foreclosure Sale which Mortgagee may receive or collect under Section 6.3 above, against the Secured Obligations in a manner as determined by Mortgagee in its sole and absolute discretion.  Mortgagee shall have no liability for any funds which it does not actually receive.

7.Miscellaneous Provisions.

7.1Additional Provisions.  The Loan Documents fully state all of the terms and conditions of the parties’ agreement regarding the matters mentioned in or incidental to this Mortgage.  The Loan Documents also grant further rights to Mortgagee and contain further agreements and affirmative and negative covenants by Mortgagor which apply to this Mortgage and to the Property.

7.2No Waiver or Cure.

(a)Each waiver by Mortgagee must be in writing, and no waiver shall be construed as a continuing waiver.  No waiver shall be implied from any delay or failure by Mortgagee to take action on account of any default of Mortgagor.  Consent by Mortgagee to any act or omission by Mortgagor shall not be construed as a consent to any other or subsequent act or omission or to waive the requirement for Mortgagee’s consent to be obtained in  any future or other instance.

(b)If any of the events described below occurs, that event alone shall not:  cure or waive any breach, Event of Default or notice of default under this Mortgage or invalidate any act performed pursuant to any such default or notice; or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed and all other defaults under the Loan Documents have been cured); or impair the security of this Mortgage; or prejudice Mortgagee or any receiver in the exercise of any right or remedy afforded any of them under this Mortgage; or be construed as an affirmation by Mortgagee of any tenancy, lease or option, or a subordination of the lien of this Mortgage.

(i)Mortgagee, its agent or a receiver takes possession of all or any part of the Property in the manner provided in Subsection 6.3(c).

(ii)Mortgagee collects and applies Rents as permitted under Sections 2.3 and 6.6 above, either with or without taking possession of all or any part of the Property.

(iii)Mortgagee receives and applies to any Secured Obligation any proceeds of any Property, including any proceeds of insurance policies, condemnation awards, or other claims, property or rights assigned to Mortgagee under Section 5.5 above.

(iv)Mortgagee makes a site visit, observes the Property and/or conducts tests as permitted under Section 5.12 above.

(v)Mortgagee receives any sums under this Mortgage or any proceeds of any collateral held for any of the Secured Obligations, and applies them to one or more Secured Obligations.

(vi)Mortgagee or any receiver invokes any right or remedy provided under this Mortgage.

7.3Powers of Mortgagee.

(a)If Mortgagee performs any act which it is empowered or authorized to perform under this Mortgage, including any act permitted by Section 5.7 or Subsection 6.3(d) of this Mortgage, that act alone shall not release or change the personal liability of any person for the payment and performance of the Secured Obligations then outstanding, or the lien of this Mortgage on all or the remainder of the Property for full payment and performance of all outstanding Secured Obligations.  The liability of the original Mortgagor shall not be released or changed if Mortgagee grants any successor in interest to Mortgagor any extension of time for payment, or modification of the terms of payment, of any Secured Obligation.  Mortgagee shall not be required to comply with any demand by the original Mortgagor that Mortgagee refuse to grant such an extension or modification to, or commence proceedings against, any such successor in interest.

(b)Mortgagee may take any of the actions permitted under Subsections 6.3(b) and/or 6.3(c) regardless of the adequacy of the security for the Secured Obligations, or whether any or all of the Secured Obligations have been declared to be immediately due and payable, or whether notice of default and election to sell has been given under this Mortgage.

(c)From time to time, Mortgagee may apply to any court of competent jurisdiction for aid and direction in executing and enforcing the rights and remedies created under this Mortgage.  Mortgagee may from time to time obtain orders or decrees directing, confirming or approving acts in executing and enforcing these rights and remedies.

7.4Merger.  No merger shall occur as a result of Mortgagee’s acquiring any other estate in or any other lien on the Property unless Mortgagee consents to a merger in writing.

7.5Joint and Several Liability.  If Mortgagor consists of more than one person, each shall be jointly and severally liable for the faithful performance of all of Mortgagor’s obligations under this Mortgage.

7.6Applicable Law. The creation, perfection and enforcement of the lien of this Mortgage shall be governed by the law of the State in which the property is located.  Subject to the foregoing, in all other respects, this Mortgage shall be governed by the substantive laws of the State of Florida.

7.7Successors in Interest.  The terms, covenants and conditions of this Mortgage shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties.  However, this Section 7.7 does not waive the provisions of Section 6.1 above.

7.8Interpretation.

(a)Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender.  The captions of the sections of this Mortgage are for convenience only and do not define or limit any terms or provisions.  The word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.”

(b)The word “obligations” is used in its broadest and most comprehensive sense, and includes all primary,  secondary, direct, indirect, fixed and contingent obligations.  It further includes all principal, interest, prepayment charges, late charges, loan fees and any other fees and charges accruing or assessed at any time, as well as all obligations to perform acts or satisfy conditions.

(c)No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Mortgage.  The Exhibits to this Mortgage are hereby incorporated in this Mortgage.

7.9In‑House Counsel Fees.  Whenever Mortgagor is obligated to pay or reimburse Mortgagee for any attorneys’ fees, those fees shall include the allocated reasonable costs for services of in‑house counsel.

7.10Waiver of Statutory Rights.  To the extent permitted by law, Mortgagor hereby agrees that it shall not and will not apply for or avail itself of any appraisement, valuation, stay, extension or exemption laws, or any so‑called “Moratorium Laws,” now existing or hereafter enacted, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, but hereby waives the benefit of such laws.  Mortgagor for itself and all who may claim through or under it waives any and all right to have the property and estates comprising the Property marshalled upon any foreclosure of the lien hereof and agrees that any court having jurisdiction to foreclose such lien may order the Property sold as an entirety. Mortgagor hereby waives any and all rights of redemption from sale under any judgment of foreclosure of this Mortgage on behalf of Mortgagor and on behalf of each and every person acquiring any interest in or title to the Property of any nature whatsoever, subsequent to the date of this Mortgage.  The foregoing waiver of right of redemption is made pursuant to the provisions of applicable law.

7.11Severability.  If any provision of this Mortgage should be held unenforceable or void, that provision shall be deemed severable from the remaining provisions and shall in no way affect the validity of this Mortgage.

7.12Notices. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given (a) if hand delivered, when delivered; (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three Business Days after mailing (c) if by Federal Express or other reliable overnight courier service, on the next Business Day after delivered to such courier service or (d) if by telecopier on the day of transmission so long as copy is sent on the same day by overnight courier as set forth below:

Mortgagor:	CHP II Riverview FL Owner, LLC CHP II Riverview FL Tenant, LLC c/o CNL Healthcare Properties II, Inc. South Orange Avenue Orlando, Florida 32801 Attention: Chief Financial Officer and General Counsel

Mortgagee:	Florida Community Bank, N.A. 369 N. New York Avenue Winter Park, Florida 32789 Attention: Commercial Real Estate Dept.

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

Any notice or demand delivered to the person or entity named above to accept notices and demands for Mortgagor shall constitute notice or demand duly delivered to Mortgagor, even if delivery is refused.

7.13Future Advances. The total amount of indebtedness secured hereby may increase or decrease from time to time, but the total unpaid principal balance of indebtedness secured hereby (including disbursements that the Bank may, but shall not be obligated to, make under this Mortgage, the Loan Documents or any other document with respect thereto) at any one time outstanding may be substantially less but shall not exceed $33,150,000.00, plus interest thereon, and any disbursements made for the enforcement of this Mortgage and any remedies hereunder, payment of taxes, special assessments, utilities or insurance on the Property and interest on such disbursements and all disbursements by Mortgagee pursuant to applicable law (all such indebtedness being hereinafter referred to as the maximum amount secured hereby). This Mortgage shall be valid and have priority to the extent of the maximum amount secured hereby over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the Property given priority by law.

7.14Mortgagee’s Lien for Service Charge and Expenses.  At all times, regardless of whether any Loan proceeds have been disbursed, this Mortgage secures (in addition to any Loan proceeds disbursed from time to time) the payment of any and all loan commissions, service charges, liquidated damages, expenses and advances due to or incurred by Mortgagee not to exceed the maximum amount secured hereby.

7.15WAIVER OF TRIAL BY JURY.  MORTGAGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS MORTGAGE, THE NOTE, OR ANY OF THE OTHER LOAN DOCUMENTS, THE LOAN OR ANY OTHER STATEMENTS OR ACTIONS OF MORTGAGOR OR MORTGAGEE.  MORTGAGOR ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS MORTGAGE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL.  MORTGAGOR FURTHER ACKNOWLEDGES THAT (i) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (ii) THIS WAIVER IS A MATERIAL INDUCEMENT FOR MORTGAGEE TO MAKE THE LOAN, ENTER INTO THIS MORTGAGE AND EACH OF THE OTHER LOAN DOCUMENTS, AND (iii) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH OTHER LOAN DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

7.16Inconsistencies.

In the event of any inconsistency between this Mortgage and the Loan Agreement, the terms hereof shall be controlling as necessary to create, preserve and/or maintain a valid security interest upon the Property, otherwise the provisions of the Loan Agreement shall be controlling.

7.17UCC Financing Statements.

Mortgagor hereby authorizes Mortgagee to file UCC financing statements to perfect Mortgagee’s security interest in any part of the Property.  In addition, Mortgagor agrees to sign any and all other documents that Mortgagee deems necessary in its reasonable discretion to perfect, protect, and continue Mortgagee’s lien and security interest on the Property.

[Signature page to follow]

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage, Assignment of Rents, Security Agreement and Fixture Filing as of the date first above written.

Witnesses:	Mortgagor:

/s/ Kathy S. Hall Print Name: Kathy S. Hall /s/ Cathleen A. Coffey Print Name: Cathleen A. Coffey /s/ Kathy S. Hall Print Name: Kathy S. Hall /s/ Cathleen A. Coffey Print Name: Cathleen A. Coffey

CHP II RIVERVIEW FL OWNER, LLC,

a Delaware limited liability company

By: /s/ Brett S. Bryant

Name:  Brett S. Bryant

Its:  Vice President

CHP II RIVERVIEW FL TENANT, LLC, a Delaware limited liability company

By: /s/ Brett S. Bryant

Name:  Brett S. Bryant

Its:  Vice President

STATE OF FLORIDA

COUNTY OF ORANGE

The foregoing instrument was acknowledged before me this 27th day of August, 2018, by Brett S. Bryant, as Vice President of CHP II RIVERVIEW FL OWNER, LLC, a Delaware limited liability company, on behalf of the company.

/s/ Kathy S. Hall

Signature of Notary Public

Kathy S. Hall

(Print Notary Name)

AFFIX NOTARY STAMP

My Commission Expires: 3/21/2021

Commission No.: GG 085220

☒ Personally known, or

☐ Produced Identification

Type of Identification Produced:

STATE OF FLORIDA

COUNTY OF ORANGE

The foregoing instrument was acknowledged before me this 27th day of August, 2018, by Brett S. Bryant, as Vice President of CHP II RIVERVIEW FL TENANT, LLC, a Delaware limited liability company, on behalf of the company.

/s/ Kathy S. Hall

Signature of Notary Public

Kathy S. Hall

(Print Notary Name)

AFFIX NOTARY STAMP

My Commission Expires: 3/21/2021

Commission No.: GG 085220

☒ Personally known, or

☐ Produced Identification

Type of Identification Produced:

EXHIBIT A

Description of Premises

A parcel of land lying in Government Lot 4 of Section 17, Township 30 South, Range 20 East, Hillsborough County, Florida, being more particularly described as follows:

Commence at the Southeast corner of said Government Lot 4, also being the Southeast corner of the Southwest 1/4 of said Section 17, run thence, along the East boundary of said Government Lot 4, also being the East boundary of said Southwest 1/4 of Section 17, North 00°09'55" East 105.07 feet; thence North 89°50'05" West 34.79 feet to a point on the Westerly right-of-way line of U.S. Highway No. 301 (State Road No. 43), per Florida Department of Transportation Right-of-Way Map Section No. 10010-2528; thence South 88°49'38" West 643.18 feet; thence North 00°11'48" East 312.29 feet to the Point of Beginning; continue North 00°11'48" East 170.10 feet; thence North 00°14'54" East 209.63 feet; thence South 89°45'06" East 55.24 feet; thence North 18°06'54" East 23.01 feet; thence North 44°43'00" East 43.75 feet to a point of curvature; thence Easterly 252.80 feet, along the arc of a curve to the right, having a radius of 161.00 feet and a central angle of 89°57'51" (chord bearing North 89°41'55" East 227.62 feet), to a point of tangency; thence South 45°19'09" East 6.35 feet; thence South 77°06'33" East 93.42 feet; thence South 22°12'08" East 38.34 feet; thence South 345.27 feet; thence West 61.33 feet; thence South 24.18 feet; thence West 287.87 feet to a point of curvature; thence Southwesterly 36.89 feet, along the arc of a curve to the left, having a radius of 32.22 feet and a central angle of 65°36'16" (chord bearing South 57°11'52" West 34.91 feet); thence North 60°50'22" West 31.66 feet; thence North 89°48'12" West 26.17 feet to the Point of Beginning.